                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                       WACKENHUT CORRECTIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------

     (5)  Total fee paid:
        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

(B&W WCC LOGO)

                       WACKENHUT CORRECTIONS CORPORATION
                              4200 Wackenhut Drive
                     Palm Beach Gardens, Florida 33410-4243
                           Telephone: (561) 622-5656

                                                                   April 1, 2002

Dear Shareholder:

You are cordially invited to attend the 2002 Annual Meeting of the Shareholders of Wackenhut Corrections Corporation. We will hold the meeting on Thursday, May 2, 2002, at 9:00 A.M. (EST) at the PGA National Resort, 1100 Avenue of the Champions, Palm Beach Gardens, Florida. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and our 2001 Annual Report. In addition to the specific proposals we are requesting shareholders to act upon, we will report on our business and provide our shareholders an opportunity to ask questions of general interest. Our Board of Directors recommends that you vote FOR each of the proposals on the Proxy Card.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. After reading the enclosed Proxy Statement, please complete, sign, date and promptly return the proxy in the self-addressed envelope that we have included for your convenience. No postage is required if it is mailed in the United States. Alternatively, you may wish to submit your proxy by touch-tone phone as indicated on the Proxy Card. Submitting the Proxy Card before the Annual Meeting will not preclude you from voting in person at the Annual Meeting should you decide to attend.

Sincerely,

/s/G. R. Wackenhut
George R. Wackenhut
Chairman of the Board

                       WACKENHUT CORRECTIONS CORPORATION
                              4200 Wackenhut Drive
                     Palm Beach Gardens, Florida 33410-4243
                           Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2002

                                                                   April 1, 2002

The Annual Meeting of the Shareholders of Wackenhut Corrections Corporation ("WCC") will be held on Thursday, May 2, 2002, at 9:00 A.M. at PGA National Resort, Palm Beach Gardens, Florida, for the purpose of considering and acting on the following proposals:

        (1) To elect directors for the ensuing year;

        (2) To ratify the appointment of Arthur Andersen LLP as our independent certified public accountants for the fiscal year 2002, and to perform such other services as may be requested; and

        (3) To transact any other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of WCC's Common Stock of record at the close of business on February 26, 2002, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at said meeting. Additional information regarding the proposals to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

By Order of the Board of Directors,

                                   /s/John J. Bulfin
                                   John J. Bulfin
                                   Senior Vice President, General Counsel
                                   and Corporate Secretary

                                PROXY STATEMENT

                       WACKENHUT CORRECTIONS CORPORATION
                              4200 Wackenhut Drive
                     Palm Beach Gardens, Florida 33410-4243
                           Telephone: (561) 622-5656
                                                                   April 1, 2002

General Information:

We are furnishing this Proxy Statement in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders to be held at PGA National Resort, Palm Beach Gardens, Florida, May 2, 2002. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also, note the format of the Proxy Card, which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposals indicated on the Proxy Card. A Proxy Card, which is properly executed, returned and not revoked, will be voted in accordance with the instructions indicated. A proxy voted by telephone and not revoked will be voted in accordance with the shareholder's instructions. If no instructions are given, proxies that are signed and returned or voted by telephone will be voted as follows:

        FOR - The election of directors for the ensuing year; and

        FOR - The proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of WCC.

The enclosed proxy gives discretionary authority as to any matters not specifically referred to therein. Management is not aware of any other matters to be presented for action by shareholders before the Annual Meeting. If any such matter or matters properly come before the Annual Meeting, it is understood that the designated proxy holders have discretionary authority to vote thereon.

Holders of shares of WCC common stock, par value $0.01 per share (the "Common Stock") of record as of the close of business on February 26, 2002, will be entitled to one vote for each share of Common Stock standing in their name on the books of WCC. On February 26, 2002, WCC had 20,977,224 shares of Common Stock outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. With the exception of the election of directors, which requires a plurality of the votes cast, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve any other proposals. Shares of Common Stock represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to WCC, by executing and delivering a later dated proxy, or by attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by WCC. It is contemplated that the solicitation of proxies will be by mail and telephone. We mailed this Proxy Statement, the Notice of Annual Meeting, the Proxy Card and our Annual Report to Shareholders on or about April 1, 2002.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors for the upcoming year will consist of ten (10) members except as set forth below. Nine nominees are listed below. At the time of mailing this Proxy Statement, the Nominating and Compensation Committee has not selected the tenth nominee for election to the Board of Directors. Accordingly, the one vacancy will be filled by the affirmative vote of a majority of the Board of Directors after the Annual Meeting. The director filling such vacancy will serve for the ensuing year and until the successor is elected and qualified.

On March 8, 2002, The Wackenhut Corporation, WCC's parent company ("TWC" or "Parent"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Group 4 Falck A/S, a corporation organized under the laws of Denmark ("Group 4 Falck"), and Milestone Acquisition Corporation, a Florida corporation and an indirect, wholly-owned subsidiary of Group 4 Falck ("Merger Sub"). Pursuant to the Merger Agreement, Group 4 Falck will, assuming the satisfaction or waiver of all conditions to the closing under the Merger Agreement, acquire all of the issued and outstanding capital stock of TWC through the merger (the "Merger") of Merger Sub with and into TWC. The Merger is expected to be consummated after the WCC Annual Meeting to which this Proxy Statement relates.

George R. Wackenhut, Richard R. Wackenhut and Philip L. Maslowe, three of the director nominees named below, have submitted their resignations from the WCC Board of Directors effective the date that the Merger is consummated. Pursuant to an agreement among WCC, TWC and Group 4 Falck signed in connection with the Merger (the "WCC Agreement"), two of the vacancies created by these resignations will be filled by Lars Norby Johansen, the Chief Executive Officer of Group 4 Falck, and Soren Lundsberg-Nielsen, the General Counsel of Group 4 Falck. The third vacancy created by the resignations will not be filled and the Board of Directors will thereafter consist of nine (9) members. For more information on the Merger and the WCC Agreement, please see "Agreement among WCC, TWC and Group 4 Falck A/S" in the Certain Relationships and Related Transactions section later in this Proxy Statement.

Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below for election to the Board of Directors to serve for the ensuing year and until their successors are elected and qualified, subject to the preceding paragraph. Eight of the named nominees are presently directors of WCC who were elected by the shareholders at their last annual meeting.

DIRECTORS AND NOMINEES

CONTINUING DIRECTOR          DIRECTOR
NOMINEES               AGE    SINCE     CURRENT POSITIONS
--------               ---   --------   -----------------
Wayne H. Calabrese     51      1998     Director; President & COO
Norman A. Carlson      68      1994     Director
Benjamin R. Civiletti  66      1994     Director
Richard H. Glanton     55      1998     Director
Philip L. Maslowe      55      2001     Director; Executive VP & CFO -- The
                                        Wackenhut Corporation
George R. Wackenhut    82      1988     Chairman of the Board; Chairman -- The
                                        Wackenhut Corporation
Richard R. Wackenhut   54      1988     Director; CEO & President -- The Wackenhut
                                        Corporation
George C. Zoley        52      1988     Vice Chairman & CEO

NEW NOMINEE            AGE
-----------            ---
G. Fred DiBona, Jr.    51

A brief biographical statement for each nominee follows:

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

Wayne H. Calabrese                 MR. CALABRESE HAS SERVED AS PRESIDENT AND CHIEF OPERATING
(PHOTO)                            OFFICER OF WCC SINCE JANUARY 1997, CHIEF OPERATING OFFICER
                                   SINCE JANUARY 1996, A DIRECTOR OF WCC SINCE APRIL 1998,
                                   EXECUTIVE VICE PRESIDENT OF WCC FROM 1994 TO 1996, AND
                                   PRESIDENT OF THE SUBSIDIARY WCC DEVELOPMENT, INC. SINCE
                                   MARCH 1997. HE JOINED WCC AS VICE PRESIDENT, BUSINESS
                                   DEVELOPMENT IN 1989, AND FROM 1991 TO 1994 SERVED AS CHIEF
                                   EXECUTIVE OFFICER OF AUSTRALASIAN CORRECTIONAL MANAGEMENT,
                                   PTY LTD., A SUBSIDIARY OF WCC BASED IN SYDNEY, AUSTRALIA.
                                   OTHER DIRECTORSHIPS INCLUDE WACKENHUT CORRECTIONS (UK) LTD.,
                                   PREMIER CUSTODIAL GROUP LIMITED, PREMIER PRISON SERVICES
                                   LIMITED, PREMIER TRAINING SERVICES LIMITED, LOWDHAM GRANGE
                                   PRISON SERVICES LIMITED, KILMARNOCK PRISON SERVICES LIMITED,
                                   KILMARNOCK PRISON (HOLDINGS) LIMITED, PUCKLECHURCH CUSTODIAL
                                   SERVICES LIMITED, PUCKLECHURCH CUSTODIAL (HOLDINGS) LIMITED,
                                   MEDOMSLEY TRAINING SERVICES LIMITED, MEDOMSLEY (HOLDINGS)
                                   LIMITED, PREMIER GEOGRAFIX LIMITED, PREMIER MONITORING
                                   SERVICES LIMITED, MORETON PRISON SERVICES LIMITED, MORETON
                                   PRISON (HOLDINGS) LIMITED, PRISON DETENTION SERVICES
                                   LIMITED, CAMBRIDGESHIRE CUSTODIAL SERVICES LIMITED AND
                                   WACKENHUT CORRECTIONS CORPORATION, N.V. PRIOR TO JOINING
                                   WCC, MR. CALABRESE WAS A PARTNER IN THE AKRON (OH) LAW FIRM
                                   OF CALABRESE, DOBBINS AND KEPPLE. HIS PRIOR EXPERIENCE
                                   INCLUDES POSITIONS AS ASSISTANT CITY LAW DIRECTOR IN AKRON
                                   AND ASSISTANT COUNTY PROSECUTOR AND CHIEF OF THE COUNTY
                                   BUREAU OF SUPPORT FOR SUMMIT COUNTY (OH). MR. CALABRESE WAS
                                   ALSO LEGAL COUNSEL AND DIRECTOR OF DEVELOPMENT FOR THE AKRON
                                   METROPOLITAN HOUSING AUTHORITY. HE RECEIVED HIS B.S. FROM
                                   THE UNIVERSITY OF AKRON AND A JURIS DOCTOR FROM THE
                                   UNIVERSITY OF AKRON LAW SCHOOL.(d)
-----------------------------------------------------------------------------------------------
Norman A. Carlson                  MR. CARLSON HAS SERVED AS A DIRECTOR OF WCC SINCE APRIL
(PHOTO)                            1994, AND HAD PREVIOUSLY SERVED AS A DIRECTOR OF TWC SINCE
                                   APRIL 1993. MR. CARLSON RETIRED FROM THE DEPARTMENT OF
                                   JUSTICE IN 1987 AFTER SERVING FOR 17 YEARS AS DIRECTOR OF
                                   THE FEDERAL BUREAU OF PRISONS. DURING HIS 30-YEAR CAREER,
                                   MR. CARLSON WORKED AT THE UNITED STATES PENITENTIARY,
                                   LEAVENWORTH, KANSAS, AND THE FEDERAL CORRECTIONAL
                                   INSTITUTION, ASHLAND, KENTUCKY. MR. CARLSON WAS PRESIDENT OF
                                   THE AMERICAN CORRECTIONAL ASSOCIATION FROM 1978 TO 1980, AND
                                   IS A FELLOW IN THE NATIONAL ACADEMY OF PUBLIC
                                   ADMINISTRATION. FROM 1987 UNTIL 1998, MR. CARLSON WAS
                                   ADJUNCT PROFESSOR IN THE DEPARTMENT OF SOCIOLOGY AT THE
                                   UNIVERSITY OF MINNESOTA. (c)(e)(f)

--------------------------------------------------------------------------------
 4

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

Benjamin R. Civiletti              MR. CIVILETTI HAS BEEN CHAIRMAN OF THE LAW FIRM VENABLE,
(PHOTO)                            BAETJER AND HOWARD SINCE 1993 AND WAS MANAGING PARTNER OF
                                   THE FIRM FROM 1987 TO 1993. FROM 1979 TO 1980, MR. CIVILETTI
                                   SERVED AS THE ATTORNEY GENERAL OF THE UNITED STATES. MR.
                                   CIVILETTI IS FORMER CHAIRMAN OF THE BOARD OF GREATER
                                   BALTIMORE MEDICAL CENTER AND THE FOUNDING CHAIRMAN OF THE
                                   MARYLAND LEGAL SERVICES CORPORATION; A DIRECTOR OF BETHLEHEM
                                   STEEL CORPORATION; A DIRECTOR OF MBNA CORPORATION AND MBNA
                                   INTERNATIONAL; AND IS A DIRECTOR OF TWC. MR. CIVILETTI IS A
                                   FELLOW OF THE AMERICAN BAR FOUNDATION, THE AMERICAN LAW
                                   INSTITUTE, AND THE AMERICAN COLLEGE OF TRIAL LAWYERS. MR.
                                   CIVILETTI WAS CHAIRMAN OF THE MARYLAND GOVERNOR'S COMMISSION
                                   ON WELFARE POLICY IN 1993, AND A MEMBER OF THE MARYLAND
                                   GOVERNOR'S TASK FORCE ON ALTERNATIVES TO INCARCERATION IN
                                   1991.(b)(c)(e)(f)
-----------------------------------------------------------------------------------------------
Richard H. Glanton                 MR. GLANTON IS A PARTNER, CORPORATE AND FINANCE GROUP, IN
(PHOTO)                            THE LAW FIRM OF REED SMITH LLP, PHILADELPHIA, PA AND HAS
                                   BEEN WITH THE FIRM SINCE 1987. FROM 1979 TO 1983, HE WAS
                                   DEPUTY COUNSEL TO RICHARD L. THORNBURGH, FORMER GOVERNOR OF
                                   PENNSYLVANIA. MR. GLANTON PRESENTLY SERVES ON THE BOARDS OF
                                   COMMERCIAL GENERAL UNION OF NORTH AMERICA; EXELON
                                   CORPORATION; PECO ENERGY COMPANY; AND PHILADELPHIA SUBURBAN
                                   CORPORATION, A WATER UTILITY COMPANY. HE IS ALSO CHAIRMAN OF
                                   PHILADELPHIA TELEVISION NETWORK. HE SERVED AS CO-CHAIR OF
                                   THE GIRARD INDEPENDENT COMMITTEE, WHICH WAS ESTABLISHED IN
                                   DECEMBER, 1997 FOR INVESTIGATING THE MANAGEMENT OF A LARGE
                                   TRUST FUND IN PHILADELPHIA, WHICH CONCLUDED ITS MISSION BY
                                   ABOUT JUNE, 1998. HE IS A GRADUATE OF WEST GEORGIA COLLEGE,
                                   AND EARNED A J.D. DEGREE FROM THE UNIVERSITY OF VIRGINIA
                                   SCHOOL OF LAW.(b)(f)
-----------------------------------------------------------------------------------------------
Philip L. Maslowe                  MR. MASLOWE IS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
(PHOTO)                            OFFICER OF TWC, AND HAS BEEN WITH TWC SINCE AUGUST 1997. MR.
                                   MASLOWE WAS EMPLOYED BY KINDERCARE LEARNING CENTERS, INC. AS
                                   EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER FROM
                                   1993 TO 1997. BEFORE JOINING KINDERCARE, HE WAS EXECUTIVE
                                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND MEMBER OF THE
                                   BOARD OF DIRECTORS OF THRIFTY CORPORATION. FROM 1980 TO
                                   1991, HE WAS WITH THE VONS COMPANIES, INC., SERVING IN HIS
                                   LAST POSITION AS GROUP VICE PRESIDENT, FINANCE. MR. MASLOWE
                                   ALSO SERVES ON THE BOARD OF DIRECTORS OF AMF BOWLING
                                   WORLDWIDE, INC., THE LARGEST OWNER OF BOWLING CENTERS IN THE
                                   UNITED STATES AND WORLDWIDE, AND IS THE CHAIRMAN OF THE
                                   BOARD OF DIRECTORS OF WACKENHUT CHILE. MR. MASLOWE IS A
                                   GRADUATE OF LOYOLA UNIVERSITY OF CHICAGO (MAGNA CUM LAUDE)
                                   AND HOLDS A M.B.A. FROM THE J.L. KELLOGG GRADUATE SCHOOL OF
                                   MANAGEMENT AT NORTHWESTERN UNIVERSITY.(d)

--------------------------------------------------------------------------------

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

George R. Wackenhut                MR. WACKENHUT IS THE CHAIRMAN OF THE BOARD OF WCC. HE IS THE
(PHOTO)                            CHAIRMAN OF THE BOARD OF TWC AND WAS CHIEF EXECUTIVE OFFICER
                                   FROM THE TIME OF ITS FOUNDING IN 1954 UNTIL FEBRUARY 17,
                                   2000. HE WAS PRESIDENT OF TWC FROM THE TIME IT WAS FOUNDED
                                   UNTIL APRIL 26, 1986. HE FORMERLY WAS A SPECIAL AGENT OF THE
                                   FEDERAL BUREAU OF INVESTIGATION. MR. WACKENHUT IS A MEMBER
                                   OF THE BOARD OF TRUSTEES OF CORRECTIONAL PROPERTIES TRUST
                                   ("CPV"), A FORMER MEMBER OF THE BOARD OF DIRECTORS OF SSJ
                                   MEDICAL DEVELOPMENT, INC., MIAMI, FLORIDA, AND IS ON THE
                                   DEAN'S ADVISORY BOARD OF THE UNIVERSITY OF MIAMI SCHOOL OF
                                   BUSINESS. HE IS ON THE NATIONAL COUNCIL OF TRUSTEES,
                                   FREEDOMS FOUNDATION AT VALLEY FORGE, THE PRESIDENT'S
                                   ADVISORY COUNCIL FOR THE SMALL BUSINESS ADMINISTRATION,
                                   REGION IV, AND A FORMER MEMBER OF THE NATIONAL BOARD OF THE
                                   NATIONAL SOCCER HALL OF FAME. HE IS A PAST PARTICIPANT IN
                                   THE FLORIDA GOVERNOR'S WAR ON CRIME AND A PAST MEMBER OF THE
                                   LAW ENFORCEMENT COUNCIL, NATIONAL COUNCIL ON CRIME AND
                                   DELINQUENCY, AND THE BOARD OF VISITORS OF THE U.S. ARMY
                                   MILITARY POLICE SCHOOL. HE IS ALSO A MEMBER OF THE AMERICAN
                                   SOCIETY FOR INDUSTRIAL SECURITY. MR. WACKENHUT WAS A 1990
                                   RECIPIENT OF THE LABOR ORDER OF MERIT, FIRST CLASS, FROM THE
                                   GOVERNMENT OF VENEZUELA; AND, IN 1999 WAS AWARDED THE
                                   DISTINGUISHED ELLIS ISLAND MEDAL OF HONOR BY THE NATIONAL
                                   ETHNIC COALITION OF ORGANIZATIONS. HE HAS BEEN DESIGNATED A
                                   "DISTINGUISHED ALUMNUS" BY WEST CHESTER UNIVERSITY, THE
                                   UNIVERSITY OF HAWAII, AND JOHNS HOPKINS UNIVERSITY. HE WAS
                                   INDUCTED INTO THE WEST CHESTER UNIVERSITY HALL OF FAME; THE
                                   ATHLETE'S HALL OF FAME IN HIS HOME COUNTY, DELAWARE COUNTY,
                                   PENNSYLVANIA; AND THE "WALL OF FAME", CONSISTING OF
                                   PROMINENT GRADUATES OF UPPER DARBY (PA) HIGH SCHOOL. HE
                                   RECEIVED HIS B.S. DEGREE FROM THE UNIVERSITY OF HAWAII AND
                                   HIS M.ED. DEGREE FROM JOHN HOPKINS UNIVERSITY. MR. WACKENHUT
                                   IS THE FATHER OF RICHARD R. WACKENHUT, A
                                   DIRECTOR-NOMINEE.(a)
-----------------------------------------------------------------------------------------------
Richard R. Wackenhut               MR. WACKENHUT, VICE CHAIRMAN OF THE BOARD OF TWC SINCE
(PHOTO)                            NOVEMBER 5, 1999, HAS BEEN PRESIDENT AND CHIEF EXECUTIVE
                                   OFFICER OF TWC SINCE FEBRUARY 17, 2000, AND WAS PRESIDENT
                                   AND CHIEF OPERATING OFFICER OF TWC FROM APRIL, 1986 TO
                                   APRIL, 2000. HE WAS FORMERLY SENIOR VICE PRESIDENT,
                                   OPERATIONS FROM 1983-1986. HE WAS MANAGER OF PHYSICAL
                                   SECURITY FROM 1973-74. HE ALSO SERVED AS MANAGER,
                                   DEVELOPMENT AT TWC HEADQUARTERS FROM 1974-76; AREA MANAGER,
                                   COLUMBIA, SC FROM 1976-77; DISTRICT MANAGER, COLUMBIA, SC
                                   FROM 1977-79; DIRECTOR, PHYSICAL SECURITY DIVISION AT TWC
                                   HEADQUARTERS FROM 1979-80; VICE PRESIDENT, OPERATIONS FROM
                                   1981-82; AND SENIOR VICE PRESIDENT, DOMESTIC OPERATIONS FROM
                                   1982-83. MR. WACKENHUT IS A MEMBER OF THE BOARD OF DIRECTORS
                                   OF TWC, A DIRECTOR OF WACKENHUT DEL ECUADOR, S.A.; WACKENHUT
                                   UK, LIMITED; WACKENHUT DOMINICANA, S.A.; CHAIRMAN OF THE
                                   BOARD OF DIRECTORS OF WACKENHUT RESOURCES, INC.; A MEMBER
                                   THE BOARD OF TRUSTEES OF CPV; AND A DIRECTOR OF SEVERAL
                                   DOMESTIC SUBSIDIARIES OF TWC. HE IS THE FORMER VICE CHAIRMAN
                                   OF ASSOCIATED INDUSTRIES OF FLORIDA. HE IS ALSO A MEMBER OF
                                   THE AMERICAN SOCIETY FOR INDUSTRIAL SECURITY, A FORMER
                                   MEMBER OF THE CITADEL ADVISORY COUNCIL, A MEMBER OF THE
                                   INTERNATIONAL SECURITY MANAGEMENT ASSOCIATION, AND A MEMBER
                                   OF THE INTERNATIONAL ASSOCIATION OF CHIEFS OF POLICE. HE
                                   RECEIVED HIS B.A. DEGREE FROM THE CITADEL IN 1969, AND
                                   COMPLETED THE ADVANCED MANAGEMENT PROGRAM OF THE HARVARD
                                   UNIVERSITY SCHOOL OF BUSINESS ADMINISTRATION IN 1987. MR.
                                   WACKENHUT IS THE SON OF GEORGE R. WACKENHUT, A
                                   DIRECTOR-NOMINEE.(a)

--------------------------------------------------------------------------------
 6

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
George C. Zoley                    MR. ZOLEY IS VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF
(PHOTO)                            WCC. HE HAS SERVED AS PRESIDENT AND A DIRECTOR OF WCC SINCE
                                   IT WAS INCORPORATED IN 1988, AND CHIEF EXECUTIVE OFFICER
                                   SINCE APRIL 1994. MR. ZOLEY ESTABLISHED WCC AS A DIVISION OF
                                   TWC IN 1984, AND CONTINUES TO BE A MAJOR FACTOR IN WCC'S
                                   DEVELOPMENT OF THE PRIVATIZED CORRECTIONAL AND DETENTION
                                   FACILITY BUSINESS. MR. ZOLEY IS ALSO A DIRECTOR OF WACKENHUT
                                   CORRECTIONS CORPORATION AUSTRALIA PTY LIMITED, AUSTRALASIAN
                                   CORRECTIONAL SERVICES PTY LIMITED, AUSTRALASIAN CORRECTIONAL
                                   MANAGEMENT PTY LIMITED, CANADIAN CORRECTIONAL MANAGEMENT
                                   INC., WCC RE HOLDINGS, LLC., ATLANTIC SHORES HEALTHCARE,
                                   INC., WACKENHUT CORRECTIONS CORPORATION, N.V., AND OF OTHER
                                   SUBSIDIARIES THROUGH WHICH WCC CONDUCTS ITS OPERATIONS. HE
                                   IS ALSO CHAIRMAN OF THE BOARD OF CPV. FROM 1981 THROUGH
                                   1988, HE SERVED AS MANAGER, DIRECTOR, AND THEN VICE
                                   PRESIDENT OF GOVERNMENT SERVICES OF WACKENHUT SERVICES, INC.
                                   ("WSI"). MR. ZOLEY WAS RESPONSIBLE FOR THE DEVELOPMENT OF
                                   OPPORTUNITIES IN THE PRIVATIZATION OF GOVERNMENT SERVICES BY
                                   WSI. PRIOR TO JOINING WSI, MR. ZOLEY HELD VARIOUS
                                   ADMINISTRATIVE AND MANAGEMENT POSITIONS FOR CITY AND COUNTY
                                   GOVERNMENTS IN SOUTH FLORIDA. MR. ZOLEY HAS A MASTERS DEGREE
                                   IN PUBLIC ADMINISTRATION FROM FLORIDA ATLANTIC UNIVERSITY
                                   AND A DOCTORATE DEGREE IN PUBLIC ADMINISTRATION FROM NOVA
                                   SOUTHEASTERN UNIVERSITY.(a)(d)

DIRECTOR NOMINEE
--------------------------------------------------------------------------------

G. Fred DiBona, Jr.                MR. DIBONA IS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF
(PHOTO)                            INDEPENDENCE BLUE CROSS (IBC), A HEALTH INSURANCE
                                   CORPORATION WITH 4.5 MILLION MEMBERS AND MORE THAN 8,400
                                   EMPLOYEES. HE ALSO SERVES AS CHAIRMAN, PRESIDENT AND CHIEF
                                   EXECUTIVE OFFICER OF KEYSTONE HEALTH PLAN EAST, A WHOLLY
                                   OWNED SUBSIDIARY OF IBC, AND AMERIHEALTH, INC., AN IBC
                                   SUBSIDIARY HEALTH INSURANCE COMPANY WHICH OPERATES IN
                                   SEVERAL STATES THROUGHOUT THE COUNTRY WITH NEARLY HALF A
                                   MILLION MEMBERS. MR. DIBONA JOINED IBC AFTER HIS SUCCESSFUL
                                   TENURE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF KEYSTONE
                                   VENTURES, INC. FROM 1983 TO 1986, MR. DIBONA SERVED AS
                                   PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE GREATER
                                   PHILADELPHIA CHAMBER OF COMMERCE. HE EARLIER HAD SERVED AS
                                   PRESIDENT, AND LATER BOARD CHAIRMAN, OF THE PHILADELPHIA
                                   PORT CORPORATION AND AS CHAIRMAN OF THE PHILADELPHIA ZONING
                                   BOARD OF ADJUSTMENT. IN NOVEMBER, 1996 HE COMPLETED A SECOND
                                   CONSECUTIVE TERM AS CHAIRMAN OF THE BLUE CROSS AND BLUE
                                   SHIELD ASSOCIATION, THE COUNTRY'S LARGEST ASSOCIATION OF
                                   PRIVATE HEALTH INSURERS. HE CURRENTLY SERVES AS A DIRECTOR
                                   OF THE ASSOCIATION'S EXECUTIVE COMMITTEE. IN 1995, MR.
                                   DIBONA WAS THE CO-RECIPIENT WITH FORMER PRESIDENT GEORGE
                                   BUSH OF THE NATIONAL PATRIOT'S AWARD FROM THE CONGRESSIONAL
                                   MEDAL OF HONOR SOCIETY. MR. DIBONA ALSO SERVES ON THE BOARDS
                                   OF DIRECTORS OF EXELON ENERGY COMPANY, TASTY BAKING COMPANY
                                   AND PHILADELPHIA SUBURBAN CORPORATION. HE IS A GRADUATE OF
                                   DAVIS AND ELKINS COLLEGE AND DELAWARE SCHOOL OF LAW.

        (a)   Member of Executive Committee
        (b)   Member of Nominating and Compensation Committee
        (c)   Member of Audit and Finance Committee
        (d)   Member of Corporate Planning Committee
        (e)   Member of Operations and Oversight Committee
        (f)    Member of Independent Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has established an Executive Committee, a Nominating and Compensation Committee, and an Audit and Finance Committee.

The Executive Committee's members are George R. Wackenhut, Richard R. Wackenhut and George C. Zoley. The Executive Committee met four times during the past fiscal year. The Executive Committee has full authority to exercise all the powers of the Board of Directors between meetings of the Board of Directors, except as reserved by the Board of Directors.

The Nominating and Compensation Committee's members are Benjamin R. Civiletti (Committee Chairman) and Richard H. Glanton. A third member, Dr. Manuel Justiz, who formerly served on the Nomination and Compensation Committee, resigned from the Board of Directors effective February 7, 2002. The Nominating and Compensation Committee met two times during the past fiscal year. The Nominating and Compensation Committee, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of WCC. See the Report of the Compensation Committee later in this Proxy Statement. Shareholders desiring to suggest qualified nominees for director positions should advise the Secretary of WCC in writing and include sufficient biographical material to permit an appropriate evaluation.

The Audit and Finance Committee's members are John R. Ruffle (Committee Chairman), Benjamin R. Civiletti and Norman A. Carlson. Mr. Ruffle has submitted his resignation from the Board of Directors effective May 2, 2002. The Audit and Finance Committee met four times during the past fiscal year. The Audit and Finance Committee's principal functions and responsibilities are set forth in the Audit and Finance Committee Charter, a copy of which is filed with the Securities and Exchange Commission as required. The Report of the Audit and Finance Committee is included later in this Proxy Statement.

The Board of Directors held four meetings during the 2001 fiscal year. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all Board committees on which he served.

AUDIT AND AUDIT RELATED FEES

The aggregate fees billed during the most recently completed fiscal year by Arthur Andersen LLP, WCC's independent certified public accountants, for professional services rendered in connection with the audit of WCC's annual financial statements (Form 10-K) and reviews of WCC's quarterly financial statements (Forms 10-Q), were $171,500. Fees billed for audit related services, including, statutory audits of subsidiaries, contract and benefit plan audits, accounting consultation and various attest services under professional standards, were $186,752.

FINANCIAL INFORMATION SYSTEMS DESIGN FEES

No fees were billed during the most recently completed fiscal year by Arthur Andersen LLP for professional services such as directly or indirectly operating or supervising the operation of WCC's information systems, managing WCC's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to WCC's financial statements taken as a whole.

NON-AUDIT RELATED FEES

The aggregate fees billed during the most recently completed fiscal year for services rendered by Arthur Andersen LLP other than services covered in the preceding paragraphs were $156,175 for tax return preparation and consulting services. The Audit and Finance Committee considered and determined that the provision of these services was compatible with maintaining Arthur Andersen LLP's independence.

Arthur Andersen LLP attributes 0% of engagement hours expended to work performed by persons other than full-time, permanent employees of Arthur Andersen LLP.

A representative of Arthur Andersen LLP is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised at the meeting.

SECURITY OWNERSHIP

The following table shows the number of shares of WCC's Common Stock, each with a par value of $0.01 per share, that were beneficially owned as of March 11, 2002 by each director nominee for election as director at the 2002 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by WCC to beneficially own more than 5% of WCC's outstanding Common Stock.

                                                           COMMON STOCK
BENEFICIAL OWNER(1)                                AMOUNT & NATURE
                                                    OF BENEFICIAL     PERCENT OF
                                                   OWNERSHIP(2)(4)      CLASS
--------------------------------------------------------------------------------
DIRECTOR NOMINEES
Wayne H. Calabrese                                      140,000             *
Norman A. Carlson                                         8,000             *
Benjamin R. Civiletti                                    12,000             *
G. Fred DiBona, Jr.                                           0             *
Richard H. Glanton                                        6,000             *
Philip L. Maslowe                                             0             *
George R. Wackenhut (beneficially with wife, Ruth
  J. Wackenhut)                                      12,107,530(5)      57.42%
Richard R. Wackenhut                                     74,666             *
George C. Zoley                                         318,000          1.49%

NAMED EXECUTIVE OFFICERS
Carol M. Brown                                           75,774             *
John G. O'Rourke                                         76,000             *

ALL NOMINEES AND EXECUTIVE OFFICERS AS A GROUP       12,874,970         58.92%

OTHER
The Wackenhut Corporation (3)                        12,000,000         57.20%

*Beneficially owns less than 1%

NOTES

     (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive, Palm Beach Gardens, Florida 33410.

     (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Each person named in the table has sole voting and investment power with respect to the shares beneficially owned.

     (3) These shares are indirectly held through a wholly owned subsidiary of The Wackenhut Corporation, Tuhnekcaw, Inc., a Delaware Corporation.

     (4) Includes 12,000,000 shares of Common Stock owned directly by the directors and executive officers and 874,970 shares of Common Stock underlying stock options held by the directors and executive officers that are immediately exercisable or exercisable within 60 days. The number of shares of Common Stock underlying stock options are held by the directors and executive officers as follows: Mr.
         Calabrese -- 140,000; Mr. Carlson -- 8,000; Mr. Civiletti -- 12,000; Mr. Glanton -- 6,000; Mr. G.R. Wackenhut -- 107,530; Mr. R.R. Wackenhut -- 74,666; Mr. Zoley -- 318,000; Ms. Brown -- 75,774; Mr.
         O'Rourke -- 76,000; other executive officers -- 57,000.

     (5) George R. Wackenhut and Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control 50.05% of the issued and outstanding voting common stock of The Wackenhut Corporation. The Wackenhut Corporation, through a wholly owned subsidiary, Tuhnekcaw, Inc., controls WCC. By virtue of their control of The Wackenhut Corporation, George R. Wackenhut and Ruth J. Wackenhut are deemed beneficial owners of the WCC stock owned by The Wackenhut Corporation.

EXECUTIVE COMPENSATION

The following table shows salary paid and bonuses accrued by WCC during the fiscal year ended December 30, 2001, and each of the two preceding fiscal years, to and on behalf of the Chief Executive Officer and each of the four most highly compensated executive officers of WCC other than the Chief Executive Officer, for services in all capacities while they were employees of WCC, and the capacities in which the services were rendered. In addition, the table shows other Long-Term Compensation awarded to the named individuals for the indicated years.

SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                       ------------------------------   -------------------------------------
                                                                           OTHER       SECURITIES   ALL OTHER
                                                                           ANNUAL      UNDERLYING    COMPEN-
                                                                        COMPENSATION    OPTIONS/     SATION
NAME AND PRINCIPAL POSITION            YEAR   SALARY($)   BONUS($)(1)       ($)         SARs(#)        ($)
-------------------------------------------------------------------------------------------------------------
George R. Wackenhut                    2001    375,000      243,000         --               --        --
Chairman of the Board                  2000    375,000       98,559         --               --        --
                                       1999    375,000      127,500         --

George C. Zoley                        2001    575,000      373,500                      70,000        --
Vice Chairman & CEO                    2000    575,000           --         --           70,000        --
                                       1999    500,000      195,500         --           33,000        --

Wayne H. Calabrese                     2001    400,000      233,500         --           50,000        --
Director, President & COO              2000    375,000       42,500                      50,000        --
                                       1999    330,000      108,706         --           25,000        --

John G. O'Rourke                       2001    232,000      108,000         --           25,000        --
Senior VP - Finance, CFO &             2000    216,000       40,550         --           30,000        --
Treasurer                              1999    200,000       52,488         --           15,000        --

Carol M. Brown                         2001    235,000      109,500         --           25,000        --
Senior VP - Health Services            2000    218,500       41,019         --           30,000        --
                                       1999    190,000       53,055         --           15,000        --

     (1) Includes amounts paid pursuant to WCC's Senior Incentive Plan.

OPTIONS / SAR GRANTS IN LAST FISCAL YEAR TO THE FIVE MOST HIGHLY COMPENSATED EXECUTIVES

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                 ANNUAL RATES OF STOCK
                                                                                   PRICE APPRECIATION
                           INDIVIDUAL GRANTS(1)                                    FOR OPTION TERM(2)
                        ---------------------------                              ----------------------
                         NUMBER OF      % OF TOTAL
                         SECURITIES    OPTIONS/SARs
                         UNDERLYING     GRANTED TO    EXERCISE OR
                        OPTIONS/SARs   EMPLOYEES IN   BASE PRICE    EXPIRATION
NAME & POSITION(1)        GRANTED      FISCAL YEAR     ($/SHARE)       DATE         5%          10%
-------------------------------------------------------------------------------------------------------
George R. Wackenhut             0            0              0             --     $      0    $        0
George C. Zoley            70,000          29%           9.30        2/08/11     $409,410    $1,037,526
Wayne H. Calabrese         50,000          21%           9.30        2/08/11     $292,436    $  741,090
John G. O'Rourke           25,000          10%           9.30        2/08/11     $146,218    $  370,545
Carol M. Brown             25,000          10%           9.30        2/08/11     $146,218    $  370,545

     (1) Mr. Zoley's options vest immediately; Mr. Calabrese's, Mr. O'Rourke's and Ms. Brown's options vest 20% at grant date and 20% each year thereafter until fully vested.

     (2) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTIONS / SAR GRANTS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS / SAR VALUES FOR THE FIVE MOST HIGHLY COMPENSATED EXECUTIVES

                                                        NUMBER OF SECURITIES             VALUE OF
                                                             UNDERLYING                 UNEXERCISED
                                                            UNEXERCISED                IN-THE-MONEY
                               SHARES                     OPTIONS/SARs AT             OPTIONS/SARs AT
                              ACQUIRED                    FISCAL YEAR-END             FISCAL YEAR-END
                                 ON         VALUE       --------------------      -----------------------
                              EXERCISE     REALIZED        EXERCISABLE(E)             EXERCISABLE(E)
                                (#)          ($)          UNEXERCISABLE(U)           UNEXERCISABLE(U)
---------------------------------------------------------------------------------------------------------
George R. Wackenhut                --           --       32,864E(1)               $416,058E(1)
                                   --           --       74,666E(2)               $754,873E(2)

George C. Zoley                25,000(2)   241,507       70,000E(2)               $698,775E(3)
                                                        173,000E(3)

Wayne H. Calabrese              2,334(2)    23,663       66,000E(2)  44,000U(2)   $247,800E(2)  $182,400U(2)
                                                         35,000E(3)  40,000U(3)   $108,450E(3)  $162,675U(3)

John G. O'Rourke                   --           --       34,000E(2)  21,000U(2)   $174,450E(2)  $ 91,200U(2)
                                                         21,000E(3)  24,000U(3)   $ 65,070E(3)  $ 97,605U(2)

Carol M. Brown                  6,108(1)    78,182       33,774E(2)  21,000U(2)   $172,165E(2)  $ 91,200U(3)
                                3,892(2)    39,893       21,000E(3)  24,000U(3)   $ 65,070E(3)  $ 97,605U(3)

     (1) Options under the WCC 1994 Stock Option Plan ("First Plan")

     (2) Options under the WCC 1994 Second Stock Option Plan ("Second Plan")

     (3) Options under the WCC 1999 Stock Option Plan ("1999 Plan")

EXECUTIVE EMPLOYMENT AGREEMENTS AND RETIREMENT AGREEMENTS

On May 4, 2001, WCC entered into Executive Severance Agreements and Retirement Agreements with George C. Zoley, Wayne H. Calabrese, and John G. O'Rourke. On March 7, 2002, the Executive Severance

Agreements and Retirement Agreements with these three executive officers were cancelled and replaced with Executive Employment Agreements and new Retirement Agreements. Under the former Executive Severance Agreements, a lump sum severance payment was to be paid to the executive upon the termination of executive's employment by the Company within one year following a Change in Control (as defined in the Executive Severance and Retirement Agreements), or upon the termination of employment by the executive more than one year, but less than two years, following a Change in Control. Under the former Executive Retirement Agreements, a lump sum payment equal to the present value of the executive's retirement benefits was to be paid to the executive at the same time that the severance payment was made under the Executive Severance Agreements. Under the terms of these former agreements, both lump sum payments would have to be charged against the Company as of the date of the Change in Control.

Under the new Executive Employment Agreements, the one-time severance payment under the former Executive Severance Agreements is replaced by Change in Control payments comparable in aggregate amount (equal to three times the sum of the executive's annual salary as of the first day of the first month following a Change in Control and the annual bonus payment paid to the executive for fiscal year 2001), but payable in 24 equal consecutive monthly payments during an initial two-year employment term, and charged against the Company as earned. In addition, under the new Executive Retirement Agreements, upon a Change in Control, the executive is no longer entitled to a lump sum payment equal to the present value of the retirement benefits he was to receive under the former Retirement Agreements upon termination from employment, but instead is to receive a lump sum payment equal to the present value of his retirement benefits upon reaching the retirement age of 55 (accelerated from age 60 following a Change in Control). WCC believes that the new Executive Employment and Retirement Agreements provide WCC with more favorable payment terms and will help preserve the continuity of management by incentivizing the executives to remain employed with WCC following a Change in Control.

The new Executive Employment Agreements provide that if a Change in Control occurs (as defined in the Executive Employment Agreements), the executive will be entitled to the following: (1) a two-year "rolling" employment contract including the terms and conditions described below; (2) Change in Control payments (as described above); (3) all of WCC's interest in any automobile used by the executive and the payment of the balance of any outstanding loan or lease on such automobile; and (4) an acceleration of the executive's retirement age from age 60 to age 55 and, upon reaching such accelerated retirement age, payment of the present value of all payments due under the Executive Retirement Agreements (as described in the Executive Retirement Agreements). If no Change in Control occurs, the executives are entitled to the Retirement Benefits at age 60 as set forth in the Executive Retirement Agreements section below. The Merger contemplated by the Merger Agreement among WCC, TWC and Group 4 Falck, if consummated, would have constituted a Change in Control under the former Executive Severance and Retirement Agreements, and will constitute a Change in Control under the terms of the Executive Employment Agreements and the new Executive Retirement Agreements. For more information on the Merger, please see "Agreement among WCC, TWC and Group 4 Falck A/S" in the Certain Relationships and Related Transactions section later in this Proxy Statement.

The Executive Employment Agreements provide that Messrs. Zoley, Calabrese and O'Rourke will receive a base salary of not less than $632,500, $448,000 and $255,200, respectively, per year, or such higher salary as may be in effect when a Change in Control occurs. In addition, Messrs. Zoley, Calabrese and O'Rourke will be entitled to receive a target bonus of 35%, 30% and 25%, respectively, of the executive's then current annual salary plus a multiplier of up to 50% in accordance with the executive bonus plan established by the Board of Directors for determining the executive's annual bonus. The Executive Employment Agreements also provide for certain benefits to Messrs. Zoley, Calabrese and O'Rourke, including, life and health insurance and other benefits generally available to executive officers.

The executive or WCC may terminate the Executive Employment Agreement for any reason. Upon the termination of the Executive Employment Agreements for any reason other than by the resignation of the executive without Good Reason, as defined in the Executive Employment Agreements, the executive will be entitled to receive the following: (1) six months' annual base salary and target level incentive bonus plus the remainder of any unpaid Change in Control payment; (2) the continuation of his employee benefits for a period of three years, or alternatively, at the executive's election, a cash payment equal to the present value of WCC's cost of providing such benefits; and
(3) the dollar value of the sum of vacation time had he remained employed and accrued vacation time. Upon the termination of the Executive Employment Agreement by the resignation of the executive without Good Reason, the executive will be entitled only to the amount of salary, bonus, employee benefits or Change in Control payment that is due through the effective date of the resignation.

The Executive Employment Agreements and new Executive Retirement Agreements include a non-competition agreement for a period of two (2) years after the termination of the executive's employment.

The former Executive Severance Agreements provided, and the Executive Employment Agreements and new Executive Retirement Agreements provide that if any payment to the executive thereunder would be subject to federal excise taxes imposed on certain employment payments, WCC will make an additional payment to the executive to cover any such tax payable by the executive together with the taxes on such gross-up payment.

EXECUTIVE RETIREMENT AGREEMENTS

The following table sets forth the annual payments under the Executive Retirement Agreements for George C. Zoley, Wayne H. Calabrese and John G. O'Rourke that are payable to each executive upon reaching the retirement age of
60. In the event a Change in Control occurs, each of the three executives will receive the net present value of his total retirement payments at age 55.

                 EXECUTIVE RETIREMENT AGREEMENT BENEFITS TABLE

                                                                       BENEFICIARIES' BENEFITS
                                                                 (IF NO CHANGE IN CONTROL OCCURS AND
                     EXECUTIVE BENEFITS                         EXECUTIVE DIES BEFORE RETIREMENT AGE)
-------------------------------------------------------------   -------------------------------------
         EXECUTIVE           ANNUAL PAYMENT   NUMBER OF YEARS   ANNUAL PAYMENT       NUMBER OF YEARS
-----------------------------------------------------------------------------------------------------
George C. Zoley                 $250,000         25 years          $125,000             12.5 years
Wayne H. Calabrese              $200,000         25 years          $100,000             12.5 years
John G. O'Rourke                $150,000         25 years          $ 75,000             12.5 years

SENIOR OFFICER RETIREMENT PLAN BENEFITS TABLE

The following table sets forth the estimated annual benefits under the Senior Officer Retirement Plan ("Retirement Plan") for executives other than Mr. Zoley, Mr. Calabrese and Mr. O'Rourke payable to a senior officer upon retirement at age 65 and reflects an offset for social security benefits.

     REMUNERATION                               YEARS OF SERVICE
----------------------   --------------------------------------------------------------
ASSUMED AVERAGE ANNUAL             (ESTIMATED ANNUAL RETIREMENT BENEFITS FOR
 SALARY FOR FIVE-YEAR                YEARS OF CREDITED SERVICE SHOWN BELOW)
   PERIOD PRECEDING      --------------------------------------------------------------
      RETIREMENT           10         15         20         25         30         35
---------------------------------------------------------------------------------------
       $125,000          $(2,665)  $  3,862   $  9,502   $ 14,090   $  6,177   $ (3,221)
        150,000            1,835     10,612     18,502     25,340     17,427      8,029
        175,000            6,335     17,362     27,502     36,590     28,677     19,279
        200,000           10,835     24,112     36,502     47,840     39,927     30,529
        225,000           15,335     30,862     45,502     59,090     51,177     41,779
        250,000           19,835     37,612     54,502     70,340     62,427     53,029
        300,000           28,835     51,112     72,502     92,840     84,927     75,529
        400,000           46,835     78,112    108,502    137,840    129,927    120,529
        450,000           55,835     91,612    126,502    160,340    152,427    143,029
        500,000           64,835    105,112    144,502    182,840    174,927    165,529

Carol M. Brown has 12 years of credited service under the Retirement Plan. George R. Wackenhut does not participate in WCC's Retirement Plan but is covered by the Parent's Retirement Plan.

WCC's Retirement Plan is a defined benefit plan and, subject to certain maximum and minimum provisions, bases pension benefits on a percentage of the employee's final average annual salary, not including bonus (earned during the employee's last five years of credited service) times the employee's years of credited service. Benefits under the Retirement Plan are offset by social security benefits. Generally, a participant will vest in his or her benefits upon the completion of ten years of service. The amount of benefit increases for each full year beyond ten years of service except that there are no further increases after twenty-five years of service.

CORPORATION INCENTIVE PLAN

In March 1995, WCC adopted the Wackenhut Corrections Corporation Senior Officer Incentive Plan (the "Corporation Incentive Plan") for certain of its senior officers including all of the Named Executive Officers. Participants in the Corporation Incentive Plan are assigned a target incentive award, stated as a percentage of the participant's base salary depending upon the participant's position with WCC. The target incentive awards for 2001 for the Chief Executive Officer, President and Senior Vice Presidents of WCC were 35%, 30%, and 25% respectively, of base salary. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants is based on several factors, including WCC's profitability, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in WCC's strategic plan. The Compensation Committee may increase an incentive award by up to 50% to reflect individual performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2001, Benjamin R. Civiletti (Chairman), Manuel J. Justiz and Richard H. Glanton served on the Nominating and Compensation Committee of the Board of Directors. Mr. Justiz resigned from the Board of Directors effective February 7, 2002. Benjamin R. Civiletti also serves as Vice Chairman of the Nominating and Compensation Committee of Parent. John R. Ruffle, who has submitted his resignation from the Board of Directors effective May 2, 2002, served as Chairman of the Audit and Finance Committee of the Board of Directors and also served on the Audit and Finance Committee of Parent. George R. Wackenhut, Chairman, serves as Chairman of Parent, and as an officer and director of certain of its affiliates. Richard R. Wackenhut, Director, serves as Vice Chairman, CEO & President of Parent, and as an officer and director of certain of its affiliates. Philip Maslowe, Director, serves as Executive Vice President & CFO of Parent, and as an officer and director of certain of its affiliates.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors ("Compensation Committee") met two times during 2001. The Compensation Committee is composed of three independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its other duties, the Compensation Committee is responsible for recommending to the full Board of Directors the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee WCC's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration for compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, retirement agreements or plans (as noted earlier in this section of the Proxy Statement), and long-term incentive awards in the form of stock options.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of WCC determines a salary for each senior executive position that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management will obtain reports from independent organizations concerning compensation levels for reasonably comparable companies. This information will be used as a market check on the reasonableness of the salaries proposed by management. The comparator companies will include a group of competitor companies whose revenue, performance and position matches are deemed relevant and appropriate. Management will then recommend executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management, as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is a substantial difference between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO), the Compensation Committee will evaluate numerous factors, including WCC's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with WCC. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, will be utilized as appropriate.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers. The Compensation Committee formally evaluates the performance of the CEO. The CEO's salary was maintained at the same level in 2001 as in the prior year.

WCC has an incentive compensation plan (the "Bonus Plan") for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan will be based on WCC's consolidated revenue and income after provision for income taxes. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The weighing for these factors are 65% profit and 35% revenue. WCC exceeded the revenue and profit target for 2001. An adjustment to the incentive award up to 50% may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation among the participants, will be based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in WCC's strategic plan. WCC also maintains a Stock Option Plan (the "Plan") for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to WCC. Such options are granted at market value at the time of grant and have variable vesting periods in order to encourage retention.

The base salary, Bonus Plan and Stock Option Plan components of compensation will be implemented in accordance with the above-described policies, and will result in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

By the Nominating and Compensation Committee:
        Benjamin R. Civiletti (Chairman)
        Richard H. Glanton
        Manuel J. Justiz (Resigned as of February 7, 2002)

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board of Directors of WCC met four times during 2001. All members of the Audit and Finance Committee are independent as independence is defined in the applicable standards of the New York Stock Exchange (the "NYSE").

The Audit and Finance Committee has adopted a written charter that sets forth its powers and duties. The Audit and Finance Committee reviews this Charter annually. In accordance with those powers and duties:

        1. The Audit and Finance Committee has reviewed and discussed the audited financial statements for the fiscal year with management;

        2. The Audit and Finance Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec 380) as then modified or supplemented;

        3. The Audit and Finance Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit and Finance Committees, as then modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and

        4. Based on the review and discussions referred to in paragraphs 1) through 3), above, the Audit and Finance Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year for filing with the Securities and Exchange Commission.

        5. The Audit and Finance Committee has reviewed all fees, both audit related and non-audit related, of the independent accountant and considers the provision of non-audit services to be compatible with the maintenance of the independent accountant's independence.

        6. The Audit and Finance Committee has a written charter a copy of which is filed with the Securities and Exchange Commission as required. The Audit and Finance Committee reviews the Charter annually.

        7. All members of the Audit and Finance Committee are independent as independence is defined in Section 303 of the NYSE's current listing standards.

By the Audit and Finance Committee:
        John F. Ruffle (Chairman) (Resignation tendered effective May 2, 2002) Benjamin R. Civiletti
        Norman A. Carlson

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          WACKENHUT CORRECTIONS CORPORATION, WILSHIRE 5000 EQUITY, AND
                 S&P SERVICES (COMMERCIAL AND CONSUMER) INDEXES

                    (Performance through December 31, 2001)

                              (PERFORMANCE GRAPH)


                                                   WACKENHUT                       S&P SERVICE
                                                   CORRECTIONS    WILSHIRE 5000    (COMMERCIAL AND
DATE                                               CORPORATION    EQUITY           CONSUMER)
--------------------------------------------------------------------------------------------------
December 1996                                      $100.00        $100.00          $100.00
December 1997                                      $134.38        $131.29          $137.16
December 1998                                      $143.13        $162.05          $111.25
December 1999                                      $ 58.44        $200.24          $ 97.55
December 2000                                      $ 36.87        $178.68          $ 65.39
December 2001                                      $ 69.30        $159.08          $ 89.41

Assumes $100 invested on December 31, 1996 in the Common Stock of Wackenhut Corrections Corporation and the Index companies.

* Total return assumes reinvestment of dividends.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICES AGREEMENT. WCC and its Parent, TWC, entered into a services agreement (the "Services Agreement") on December 20, 1995, which became effective January 1, 1996, pursuant to which TWC agreed to continue to provide certain of these services to WCC. This agreement is being renewed on a year-to-year basis.

In accordance with the terms of the Services Agreement, WCC paid TWC a fixed annual fee for services (the "Annual Services Fee") equal to $2,944,000 in fiscal 1999, $3,468,000 in fiscal 2000, and $2,831,000 in fiscal 2001.
Management of WCC believes that the Annual Services Fees for services that will, or may be provided, under the Services Agreement are, or will be, on terms no less favorable to WCC than could be obtained from unaffiliated third parties. If WCC determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreement, WCC may obtain such services from another party and terminate the provision of such services by TWC with a corresponding reduction in the Annual Services Fee.

Under the Services Agreement, the services to be provided by TWC to WCC for the Annual Services Fee include the following:

          FINANCIAL, ACCOUNTING AND TAX SERVICES. Under the Services Agreement, TWC provides WCC with (i) treasury operations, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis.

          HUMAN RESOURCES SERVICES. Under the Services Agreement, TWC provides WCC assistance in the identification and selection of employees and compliance by WCC with various equal employment opportunity and other employment related requirements. TWC also assists WCC in implementing and administering employee benefit plans which comply with applicable laws and regulations.

          INFORMATION TECHNOLOGY. Under the Services Agreement, TWC provides WCC with (i) training services, (ii) application development, (iii) telephone support for application users, (iv) configuration and development of personal computer support, (v) updates of application systems, (vi) design and execution of disaster recovery plans and (vii) telecommunications infrastructure and support.

Any services provided by TWC to WCC beyond the services covered by the Annual Services Fees are billed to WCC at cost or on a cost plus basis as described in the Services Agreement or such other basis as WCC and TWC agree.

The following table sets forth certain amounts billed to WCC during fiscal 1999, fiscal 2000, and fiscal 2001, for services not covered by the Annual Services Fee paid under the Services Agreement.

                                              FISCAL 1999   FISCAL 2000   FISCAL 2001
                                              -----------   -----------   -----------
Casualty Insurance Premiums(1)..............  $9,454,000    $13,588,000   $21,952,000
Interest Charges (Income)(2)................  $ (492,000)   $   65,000    $    49,000
Office Rental(3)............................  $  286,000    $  315,000    $   286,000
          Total.............................  $9,248,000    $13,968,000   $22,287,000

     (1) Casualty insurance premiums relate to workers compensation, general liability and automobile insurance coverage obtained through TWC's Insurance Program. Certain risk management services are also included in the premiums. Substantially all of the casualty insurance premiums represented premiums paid to a captive reinsurance company that is wholly owned by TWC. Under the terms of the Services Agreement, WCC has the option to continue to participate in certain other insurance policies maintained by TWC for which WCC reimburses TWC for direct and indirect costs associated in providing such services.

     (2) WCC is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect WCC's average interest costs on long-term debt, exclusive of mortgage financing.

     (3) Effective February 15, 1996, WCC entered into a 15-year agreement with TWC providing for the rental of approximately 14,672 square feet of office space at its corporate headquarters in Palm Beach Gardens, Florida, on terms which WCC believes to be no less favorable to WCC than could have been obtained from unaffiliated third parties. TWC also provides building services such as mailroom, reception and security as a component of the Services Agreement.

The Services Agreement formerly contained certain provisions governing competition between WCC and TWC. On March 21, 2002, the Services Agreement was amended to eliminate these provisions, which have been superseded by provisions in the WCC Agreement. See "Agreement among WCC, TWC and Group 4 Falck A/S" below.

AGREEMENT AMONG WCC, TWC AND GROUP 4 FALCK A/S. On March 8, 2002, TWC entered into an Agreement and Plan of Merger (the "Merger Agreement") with Group 4 Falck A/S, a corporation organized under the laws of Denmark ("Group 4 Falck"), and Milestone Acquisition Corporation, a Florida corporation and an indirect, wholly-owned subsidiary of Group 4 Falck ("Merger Sub"). Pursuant to the Merger Agreement, Group 4 Falck will, assuming the satisfaction or waiver of all conditions to the closing under the Merger Agreement, acquire all of the issued and outstanding capital stock of TWC through the merger (the "Merger") of Merger Sub with and into TWC.

In connection with the Merger, WCC, TWC and Group 4 Falck entered into an agreement, dated March 8, 2002, that will govern certain aspects of their relationship following the consummation of the Merger (the "WCC Agreement"). The WCC Agreement provides, among other things, that (1) for a period of three years following the Merger, the board of directors of WCC will consist of nine members; five will be independent directors; two will be WCC officers; and two will be Group 4 Falck representatives, (2) during the one year period following the Merger, the Nominating and Compensation Committee of the WCC board of directors will consist of three members; two will be independent directors; and one will be a director nominated by Group 4 Falck, and (3) until such time as Group 4 Falck directly or indirectly owns less than 49% of WCC's outstanding common stock, (i) neither Group 4 Falck nor TWC will engage in the business of managing or operating prison, detention facility or mental health facility management businesses anywhere in the United States, and (ii) representatives of Group 4 Falck and TWC who serve on WCC's board of directors will not have access to certain proprietary, confidential information of WCC, its subsidiaries or affiliates. The WCC Agreement also requires that any purchases of WCC common stock by either TWC or Group 4 Falck during the three year period following the Merger be made only at a price approved by a majority of the independent directors of WCC.

OTHER RELATIONSHIPS AND TRANSACTIONS

From time to time, TWC has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC's IPO and may be called upon should there be a default with respect to such obligations.

WCC from time to time uses the services of the law firm of Venable, Baetjer and Howard, of which Mr. Benjamin R. Civiletti, a Director Nominee of TWC, is a partner, and the law firm of Reed Smith Shaw & McClay LLP, of which Mr. Richard
H. Glanton is a partner. The amounts paid for these services in fiscal year 2001 were not material.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of WCC, also served until February 9, 2001 as Senior Vice President of TWC, and serves as a Director of Wackenhut Corrections Corporation Australia Pty Limited, Australasian Correctional Services Pty Limited, Australasian Correctional Management Pty Limited, Canadian Correctional Management Inc., WCC RE Holdings LLC., Atlantic Shores Healthcare Inc., and Wackenhut Corrections Corporation, N.V., affiliates of WCC. George R. Wackenhut, Chairman of the Board of WCC, is Chairman of the Board of TWC and, together with his wife Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, controls approximately 50.05% of the issued and outstanding voting common stock of TWC. TWC owns all of the outstanding shares of Tuhnekcaw, Inc., a Delaware corporation that in turn owns approximately 57.20% of issued and outstanding shares of Common Stock of WCC. Richard R. Wackenhut, a member of the Board of Directors of WCC, also serves as CEO, President and Vice Chairman of the Board of TWC. He is the son of George R. and Ruth J. Wackenhut.

DIRECTORS' COMPENSATION

Directors of WCC who are not officers were paid during fiscal year 2001 an annual retainer fee at the rate of $20,000 per year plus $1,500 for each Board Meeting attended, $1,000 for each committee meeting attended as committee members, and $1,500 for each committee meeting attended as committee chairperson. Each Director also receives from WCC an option to purchase up to two thousand (2,000) shares of the Common Stock of the Corporation.

No other compensation was paid to Directors or their affiliates by WCC during 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All SEC Forms 3, 4 and 5 filings appear to have been made when due.

PROPOSAL 2

TO APPOINT INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the Bylaws or other applicable legal requirements, the Board of Directors, in the interest of accepted corporate practice, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of WCC for the fiscal year 2002, and to perform such other services as may be requested. Arthur Andersen LLP has advised WCC that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in WCC other than receiving payment for its services as independent certified public accountants.

If the selection of Arthur Andersen LLP is ratified by our shareholders at the annual meeting, the Board in its discretion nevertheless may select and appoint a different independent accounting firm at any time. If the shareholders do not ratify the selection of Arthur Andersen LLP, the Audit and Finance Committee and the Board will reconsider the retention of that firm, but the Board would not be required to select another firm as independent public accountants and may nevertheless retain Arthur Andersen LLP. If the Board does select another firm to serve as WCC's independent public accountants, whether or not the shareholders have ratified the selection of Arthur Andersen LLP, the Board would not be required to call a special meeting of the shareholders to seek ratification of that new selection, and in all likelihood would not call a special meeting for that purpose. In all cases, the Board of Directors will make any determination as to the selection of WCC's independent public accountants in light of the best interests of WCC and its shareholders.

SHAREHOLDER PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the year 2003 Annual Meeting of Shareholders must be received by WCC for inclusion in WCC's Proxy Statement and form of proxy relating to that meeting by November 26, 2002. Additionally, WCC must have notice of any shareholder proposal to be submitted at the 2003 Annual Meeting of Shareholders (but not required to be included in WCC's Proxy Statement) by February 14, 2003, or such proposal will be considered untimely pursuant to Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/John J. Bulfin

                                          John J. Bulfin
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

April 1, 2002

--------------------------------------------------------------------------------

A COPY OF WCC'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2001, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO MARGARET PEARSON, VICE PRESIDENT, CORPORATE & INVESTOR RELATIONS, WACKENHUT CORRECTIONS CORPORATION, 4200 WACKENHUT DRIVE, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                                                                           [  ]


1. ELECTION OF DIRECTORS:     Nominees:                                          3. In their discretion, the Proxies are authorized
                              01 Wayne H. Calabrese      06 Richard R. Wackenhut    to vote upon such other business as may
                              02 Norman A. Carlson       07 George C. Zoley         properly come before the meeting.
                              03 Benjamin R. Civiletti   08 Philip L. Maslowe
   [  ]   [  ]                04 Richard H. Glanton      09 G. Fred DiBona, Jr.
                              05 George R. Wackenhut

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.


2. To ratify the appointment of Arthur Andersen LLP as independent certified   [  ]   [  ]   [  ]
   public accountants of the Company.


                                                                                Date_______________________2002


                                                                                ________________________________
                                                                                          Signature

Please mark, sign date and return this Proxy card promptly using the enclosed envelope.
----------------------------------------------------------------------------------------



                           VOTE BY TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

             Telephone voting is available through 4PM Eastern Time
                 the business day prior to annual meeting day.


         Telephone                                    Mail
      1-800-435-6710

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                                     Please mark
                                                     your votes as
                                                     indicated in  [ X ]
                                                     this example


1. ELECTION OF DIRECTORS:


VOTE FOR all nominees             VOTE WITHHELD      Nominees:                                        3. In their discretion, the
listed to the right (except as   as to all nominees. 01 Wayne H. Calabrese    06 Richard R. Wackenhut    Proxies are authorized
marked to the contrary).                             02 Norman A. Carlson     07 George C. Zoley         to vote upon such other
     [   ]                         [    ]            03 Benjamin R. Civiletti 08 Philip L. Maslowe       business as may properly
                                                     04 Richard H. Glanton    09 G. Fred DiBona, Jr.     come before the meeting.
                                                     05 George R. Wackenhut

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

                                                                FOR     AGAINST     ABSTAIN
2. To ratify the appointment of Arthur Andersen LLP as          [  ]      [  ]       [  ]
   independent certified public accountants of the Company.





                                                                                                      Dated:_______________, 2002

                                                                                                      ___________________________
                                                                                                                 Signature

 Please mark, sign, date and return this Proxy card promptly using the enclosed envelope.
-----------------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE *

                THIS VOTING INSTRUCTION FORM IS REQUESTED BY THE
                DREYFUS TRUST COMPANY IN CONJUNCTION WITH A PROXY
                     ALLOCATION BY THE BOARD OF DIRECTORS OF
                        WACKENHUT CORRECTIONS CORPORATION

                      CONFIDENTIAL VOTING INSTRUCTION FORM
                          TO: THE DREYFUS TRUST COMPANY
   AS TRUSTEES OF WACKENHUT CORRECTIONS EMPLOYEES' 401(K) AND RETIREMENT PLAN

The undersigned hereby instructs The Dreyfus Trust Company, as Trustee of the Wackenhut Corrections Corporation, Employees' 401(k) and Retirement Plan, to vote in person or by Proxy at the Annual Meeting of Shareholders, to be held May 2, 2002 and at any postponements thereof, all shares of Common Stock of the Wackenhut Corrections Corporation, for which the undersigned shall be entitled to instruct, in the manner appointed on the other side hereof.

The Dreyfus Trust Company will vote the shares represented by this Voting Instruction Form that is properly completed, signed, and received by The Dreyfus Trust Company before 5:00 p.m. EST on April 29, 2002. Please note that if this Voting Instruction Form is not properly completed and signed, or if it is not received by The Dreyfus Trust Company as indicated above, shares allocated to a participant's account will not be voted.

The Dreyfus Trust Company makes no recommendation regarding any voting instruction.

                  (Continued, and to be signed, on other side.)

-------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE *